Exhibit 3.1

BYLAWS OF

LOWE'S COMPANIES, INC.

As Amended and Restated November 13, 2009

BYLAWS

OF

  LOWE'S COMPANIES, INC.

 As Amended and Restated November 13, 2009

ARTICLE I. OFFICES

The principal office of the corporation in the State of North Carolina shall be located in the County of Iredell. The registered office of the corporation, required by law to be continuously maintained in the State of North Carolina, may be, but need not be, identical with the principal office and shall be maintained at that location identified as the address of the business office of the registered agent with the North Carolina Secretary of State. The corporation may have such other offices either within or without the State of North Carolina, as the Board of Directors may designate or the business of the corporation may require from time to time.

ARTICLE II.  SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a day in the month of May to be designated by the Board of Directors, at an hour to be designated by the Chairman of the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the annual meeting shall not be held on the day designated by this Section 1, a substitute annual meeting shall be called in accordance with the provisions of Section 2 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

SECTION 2. SPECIAL MEETINGS.

(a)  Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board or by a majority of the Board of Directors, and shall be called by the Secretary upon the written request of shareholders owning in the aggregate a majority of the total number of shares of capital stock of the corporation outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b)  A request to the Secretary shall be signed by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting and shall set forth:  (i) a statement of the specific proposal(s) to be brought before the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each shareholder requesting the special meeting, (ii) the name and address, as they appear on the corporation’s books, of each shareholder requesting the special meeting, (iii) the number of shares which are owned by each shareholder requesting the special meeting, including shares beneficially owned and shares held of record, and (iv) any other information that is required to be set forth in a shareholder’s notice required to be delivered pursuant to Section 11 or Section 12 of Article II of these Bylaws.  A request to call a special meeting shall include documentary evidence of each requesting shareholders’ record and beneficial ownership of the corporation’s shares of capital stock.

(c)  A special meeting requested by shareholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary.  Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if (i) the Board of Directors calls or has called an annual or special meeting of shareholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the annual meeting) the purpose(s) specified in the request or (ii) an annual or special meeting was held not more than 12 months before the date on which the request for a special meeting was delivered to the Secretary that included the purpose(s) specified by the requesting shareholders in their request for a special meeting, with such determination being made in good faith by the Board of Directors.

(d)  Business transacted at a special meeting requested by shareholders shall be limited to the purpose(s) stated in the request for the special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to shareholders at any such special meeting.

(e) Any shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from shareholders holding in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of North Carolina, as the place of meeting for any annual or special meeting of the shareholders. In the event the directors do not designate the place of meeting for either an annual or special meeting of the shareholders, the Chairman of the Board may designate the place of meeting.  If the Chairman of the Board does not designate the place of meeting, the meeting shall be held at the offices of the corporation in Mooresville, North Carolina.

SECTION 4. NOTICE OF MEETING. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the day of the meeting, by any means of communication permitted under or authorized by the North Carolina Business Corporation Act, including without limitation, in person; by electronic means; or by mail or private carrier, by or at the direction of the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. When a meeting is adjourned it shall not be necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken unless a new record date for the adjourned meeting is or must be fixed, in which event notice shall be given to shareholders as of the new record date.

SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at the meeting or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof if the meeting is adjourned to a date not more than 120 days after the date fixed for the original meeting.

SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make before each meeting of shareholders a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order and by voting group (and within each voting group by class or series of shares), with the address of and the number of shares held by each. For a period beginning two business days after notice of the meeting is given and continuing through the meeting, this list shall be available at the corporation's principal office for inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote any meeting of shareholders.

SECTION 7. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting if a quorum of that voting group exists with respect to that matter. In the absence of a quorum at the opening of any meeting of shareholders, the meeting may be adjourned from time to time by the vote of the majority of the votes cast on the motion to adjourn. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a Bylaw adopted by the shareholders, or the North Carolina Business Corporation Act requires a greater number of affirmative votes.  The standard for electing directors shall be as set forth in the corporation’s Articles of Incorporation.

SECTION 8. PROXIES; ELECTRONIC AUTHORIZATION

(a)  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide a majority of them present at the meeting or if only one is present at the meeting then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are divided as to the right and manner of voting in any particular case, and there is no majority, the voting of such shares shall be prorated.

(b)  The secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney in fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney in fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunications or other reliable reproduction of the writing or transmission created pursuant to this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 9. VOTING OF SHARES. Except as otherwise provided by law, each outstanding share of capital stock of the corporation entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation or Bylaws. Voting on all substantive matters shall be by a ballot vote on that particular matter. Voting on procedural matters shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall demand a ballot vote on procedural matters.

SECTION 10. CONDUCT OF MEETINGS. At each meeting of the shareholders, the Chairman of the Board shall act as chairman and preside. In his absence, the Board may designate another officer or director to preside. The Secretary or an Assistant Secretary, or in their absence, a person whom the Chairman of such meeting shall appoint, shall act as secretary of the meeting.

SECTION 11. NOMINATION OF DIRECTORS.  Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as a director at a meeting of shareholders.  Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice as provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, in the event the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, then to be timely notice by a shareholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) information relating to such person similar in substance to that required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (2) such person’s written consent to being named as nominee and to serving as a director if elected, and (3) such person’s written consent to provide information that the Board of Directors reasonably requests to determine whether such person qualifies as an independent director under the corporation’s Corporate Governance Guidelines, and (ii) as to the shareholder giving the notice: (A) the name and address, as they appear on the corporation’s books, of such shareholder and any Shareholder Associated Person (defined below) covered by clauses (B) and (C), (B) the number of shares of the corporation which are owned of record or beneficially by such shareholder and by any Shareholder Associated Person with respect to the corporation’s securities and (C) any derivative positions held of record or beneficially by the shareholder and any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the corporation’s securities. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

“Shareholder Associated Person” of any shareholder means (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and (C) any person controlling, controlled by or under common control with such Shareholder Associated Person.

SECTION 12.  NOTICE OF BUSINESS. At any meeting of shareholders, only business that is properly brought before the meeting may be presented to and acted upon by shareholders. To be properly brought before the meeting, business must be brought (a) by or at the direction of the Board of Directors or (b) by a shareholder or another person authorized to act for him or her as proxy who has given timely notice in writing to the Secretary. If a shareholder who has given timely notice in writing to the Secretary of business to be brought before the meeting intends to authorize another person to act for him or her as proxy to present the proposal at the meeting, the shareholder shall give notice of such authorization in writing to the Secretary not less than three business days before the date of the meeting, including the name and contact information for such person. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, then to be timely notice by a shareholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Notice of actions to be brought before the annual meeting pursuant to (b) above shall set forth, as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reason as for bringing such business before the meeting, and (ii) as to the shareholder giving the notice, (A) the name and address, as they appear on the corporation’s books, of such shareholder and any Shareholder Associated Person covered by clauses (B), (C) and (D), (B) the number of shares of the corporation which are owned of record or beneficially by such shareholder and by any Shareholder Associated Person with respect to the corporation’s securities, (C) any derivative positions held of record or beneficially by the shareholder and any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the corporation’s securities; and (D) any material interest of such shareholder or any Shareholder Associated Person in such business other than his interest as shareholder of the corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the provisions set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business was not properly brought before the meeting in accordance with the provisions prescribed by these Bylaws.  If the chairman should so determine, any such business not so properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors except as otherwise provided by law, by the Articles of Incorporation or by the Bylaws.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS.  In accordance with the Articles of Incorporation, the Board of Directors shall each year, prior to the annual meeting, determine by appropriate resolution the number of directors which shall constitute the Board of Directors for the ensuing year, and, continuing until after the annual meeting in 2010, the number of directors which shall constitute the class of directors being elected at such annual meeting.  The directors may by appropriate resolution adopted between annual meetings of shareholders increase or decrease the number of directors, but may not decrease the number of directors below the minimum number specified in the corporation’s Articles of Incorporation.  One director shall be designated and elected by the Board as Chairman of the Board of Directors, and shall preside at all meetings of the Board of Directors. The Board may elect a Vice-Chairman whose only duties shall be to preside at Board meetings in the absence of the Chairman.  Directors need not be residents of the State of North Carolina or shareholders of the corporation.

SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held with such frequency (but no less than quarterly) and at a time and place as shall be determined by the Chairman of the Board of Directors. Any one or more of the directors or members of a committee designated by the directors may participate in a meeting of the Board or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting will be deemed presence in person.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors or two of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of North Carolina, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE. Regular meetings of the Board of Directors may be held without notice.  Notice of any special meeting shall be given, at least two days before the meeting, by any usual means of communication, including without limitation, in person; by telephone, facsimile, electronic mail, or other electronic transmission; or by mail or private carrier. Notice shall be deemed effective at the earliest of the following:

(a)  when received, or, in the case of oral notice, when actually communicated to the director;

(b)  when deposited in the United States mail, as evidenced by the postmark or postage meter date, if mailed with postage thereon prepaid and correctly addressed;

(c)  if by facsimile or other electronic transmission, by acknowledgement by the director or the director’s agent or representative of receipt of the electronic transmission; or

(d)  on the date shown on the confirmation of delivery issued by a private carrier, if sent by private carrier to the address of the director last known to the corporation.

Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise required by the Articles of Incorporation.

SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors shall be filled as provided in the Articles of Incorporation.

SECTION 9. COMPENSATION. The directors may be paid such expenses as are incurred in connection with their duties as directors. The Board of Directors may also pay to the directors compensation for their service as directors.

SECTION 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 11. ACTION WITHOUT MEETING. Action taken by a majority of the Board, or a Committee thereof, without a meeting is nevertheless Board, or Committee, action if written consent to the action in question is signed by all of the directors, or Committee members, and filed with the minutes of the proceedings of the Board, or Committee, whether done before or after the action so taken.

SECTION 12. INFORMAL ACTION BY DIRECTORS. Action taken by a majority of the directors without a meeting is action of the Board of Directors if written consent to the action is signed by all of the directors and filed with the minutes of the proceedings of the Board of Directors, whether done before or after the action so taken.

SECTION 13. COMMITTEES GENERALLY. Committees of the Board of Directors shall be reestablished annually at the first Board of Directors Meeting held subsequent to the Annual Shareholders Meeting. Directors designated to serve on committees shall serve as members of such committees until the first Board of Directors Meeting following the next succeeding Annual Shareholders Meeting or until their successors shall have been duly designated. The Board of Directors may designate a committee chairman and a committee vice chairman from the membership for each committee established. In the absence of the designation of a committee chairman or vice chairman by the Board, a committee by majority vote may elect a chairman or vice chairman from its own membership.

SECTION 14. EXECUTIVE COMMITTEE. (a) The Board may establish an Executive Committee comprising not less than three members. This Committee may exercise all of the authority of the Board of Directors to the full extent permitted by law, but shall not have power:

i)   To declare dividends or authorize distributions, except according to a formula or method, or within limits, prescribed by the Board;

ii)  To approve or propose to shareholders any action that is required to be approved by shareholders under the North Carolina Business Corporation Act;

iii) To approve an amendment to the Articles of Incorporation of the corporation;

iv) To approve a plan of dissolution; merger or consolidation;

v)  To approve the sale, lease or exchange of all or substantially all of the property of the corporation;

vi)   To designate any other committee, or to fill vacancies in the Board of Directors or other committees;

vii)  To amend or repeal the Bylaws, or adopt new Bylaws;

viii) To authorize or approve reacquisition of shares, except according to a formula or method approved by the Board of Directors;

ix)    To authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors specifically authorizes the Executive Committee to do so within limits established by the Board of Directors;

x)     To amend, or repeal any resolution of the Board of Directors which by its terms is not so amendable or repealable; or

xi)    To take any action expressly prohibited in a resolution of the Board of Directors.

SECTION 15. AUDIT COMMITTEE. The Board may establish an Audit Committee comprising not less than three members. The Committee shall be comprised entirely of members of the Board who qualify as “independent” under the requirements of the Corporate Governance Rules of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The Committee shall aid the Board in carrying out its responsibilities for accurate and informative financial reporting, shall assist the Board in making recommendations with respect to management's efforts to maintain and improve financial controls, shall review reports of examination by the independent registered public accounting firm, and except as otherwise required by law, shall have authority to act for the Board in any matter delegated to this Committee by the Board of Directors in the written charter of the Committee or otherwise. The Committee shall each year appoint and determine the compensation of an independent registered public accounting firm as the independent registered public accounting firm for the corporation.

SECTION 16. COMPENSATION COMMITTEE. The Board may establish a Compensation Committee comprising not less than three members. The Committee shall be comprised entirely of members of the Board who qualify as “independent” under the requirements of the Corporate Governance Rules of the New York Stock Exchange and meet the definition of “non-employee director” of Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986. Except as otherwise required by law, the Compensation Committee shall have authority to act for the Board in any matter delegated to this Committee by the Board of Directors in the written charter of the Committee or otherwise.

SECTION 17. GOVERNANCE COMMITTEE. The Board may establish a Governance Committee comprising not less than three members. The Committee shall be comprised entirely of members of the Board who qualify as “independent” under the requirements of the Corporate Governance Rules of the New York Stock Exchange and meet the definition of “non-employee director” of Rule 16b-3 under the Securities Exchange Act of 1934, and shall include not less than one-half (1/2) of the members of the Board who qualify as “independent.” Except as otherwise required by law, the Governance Committee shall have authority to act for the Board in any matter delegated to this Committee by the Board of Directors in the written charter of the Committee or otherwise.

SECTION 18. GOVERNMENT/LEGAL AFFAIRS COMMITTEE. The Board may establish a Government/Legal Affairs Committee to consist of not less than three directors.
Except as otherwise required by law, the Government/Legal Affairs Committee shall have authority to act for the Board in any manner delegated to this Committee by the Board of Directors.

SECTION 19. SALARY ADMINISTRATION; DIRECTORS COMPENSATION. The compensation of employees not covered by the Compensation Committee duties shall be the responsibility of the Chief Executive Officer. The compensation of non-employee directors shall be recommended to the Board of Directors or appropriate committee thereof by the Chief Executive Officer.

ARTICLE IV. INDEMNIFICATION

SECTION 1. INDEMNIFICATION. In addition to any indemnification required or permitted by law, and except as otherwise provided in these Bylaws, any person who at any time serves or has served as a director or officer of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (i) reasonable expenses, including attorneys' fees, actually and necessarily and as incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (ii) payments made by him in satisfaction of any judgment, money decree, fine, penalty or reasonable settlement for which he may have become liable in any such action, suit or proceeding.

SECTION 2. LIMITATION ON INDEMNIFICATION. The corporation shall not indemnify any person hereunder against liability or litigation expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. The corporation shall not indemnify any director with respect to any liability arising out of N.C.G.S.§ 55-8-33 (relating to unlawful declaration of dividends) or any transaction from which the director derived an improper personal benefit as provided in N.C.G.S. §  55-2-02(b)(3).

SECTION 3. BOARD DETERMINATION. If any action is necessary or appropriate to authorize the corporation to pay the indemnification required by this Bylaw the Board of Directors shall take such action, including (i) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnify due him, (ii) giving notice to, and obtaining approval by, the shareholders of the corporation, and (iii) taking any other action.

SECTION 4. RELIANCE. Any person who at any time after the adoption of this Bylaw serves or has served in any of the capacities indicated in this Bylaw shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

SECTION 5. AGENTS AND EMPLOYEES. The provisions of this Bylaw shall not be deemed to preclude the corporation from indemnifying persons serving as agents or employees of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by law.

SECTION 6. EXPENSES. The corporation shall be entitled to pay the expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

SECTION 7. INSURANCE. As provided by N.C.G.S. §  55-8-57, the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation has the power to indemnify him against such liability.

SECTION 8. VESTING. The rights to advancement of expenses and indemnification provided for in these Bylaws are contract rights and neither the amendment nor repeal of such rights, nor the adoption of any provision of the Articles of Incorporation or the Bylaws of the corporation, nor, to the fullest extent permitted under or authorized by the North Carolina Business Corporation Act, any modification of law, shall eliminate or reduce the effect of the rights to advancement of expenses and indemnification in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification without the affected individuals’ express written consent.

ARTICLE V. OFFICERS

SECTION 1. TITLES. The officers of the corporation may consist of the Chairman of the Board of Directors, Vice Chairmen, the President, and such Vice Presidents as shall be elected as officers by the Board of Directors. There shall also be a Secretary, Treasurer, Controller and such assistants thereto as may be elected by the Board of Directors. Any one person may hold one or more offices in the corporation. No officer may act in more than one capacity where action of two or more is required.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the shareholders, or at any other meeting of said Board. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Since officers serve at the pleasure of the Board, any officer may be removed at any time by the Board of Directors, with or without cause. Termination of an officer’s employment with the corporation by the appropriate official (and with the review and concurrence by the Audit Committee in the case of the Vice President of Internal Audit) shall also end his term as an officer.

SECTION 4. CHAIRMAN OF THE BOARD OF DIRECTORS. There shall be a Chairman of the Board of Directors elected by the directors from their members. The Chairman shall preside at meetings of the Board of Directors, shall be the Chief Executive Officer of the corporation, and shall have direct supervision and control of all of the business affairs of the corporation, subject to the general supervision and control of the Board of Directors. The Chairman shall have power to sign certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or any other instruments or documents which may be lawfully executed on behalf of the corporation. The Chairman shall vote as agent for the corporation the capital stock held or owned by the corporation in any corporation. The Chairman is authorized to delegate the authority to vote capital stock held or owned by the corporation and to execute and deliver agreements and other instruments to other officers of the corporation.

SECTION 5. VICE CHAIRMEN OF THE BOARD OF DIRECTORS. The Board of Directors may elect one or more Vice Chairmen from their members. A Vice Chairman shall preside at meetings of the Board of Directors in the absence of the Chairman.

SECTION 6. PRESIDENT. The President shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7. VICE PRESIDENTS. The Vice Presidents shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8. SECRETARY. The Secretary shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9. TREASURER. The Treasurer shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the Chief Executive Officer.

SECTION 10. CONTROLLER. The Controller shall perform such duties and have such responsibilities as are assigned by the Board of Directors or the Chief Executive Officer.

ARTICLE VI. DEPARTMENTAL DESIGNATIONS

SECTION 1. DEPARTMENTAL DESIGNATIONS. The Chief Executive Officer may establish such departmental or functional designations or titles pertaining to supervisory personnel as the Chief Executive Officer in his discretion deems wise. The designations or titles may be that of Senior Vice President, Vice President or such other term or terms as the Chief Executive Officer desires to utilize. The designation or title contemplated by this Section 1 is for the purpose of administration within the department or function concerned and is not with the intent of designating those individuals bearing such titles as general officers of the corporation. These individuals bearing these titles shall be known as administrative managers of the corporation.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES; NON-CERTIFICATED SHARES.

(a)  Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board and by the Secretary, provided that where a certificate is signed by a transfer agent, assistant transfer agent or co-transfer agent of the corporation or with the duly designated transfer agent the signatures of such officers of the corporation upon the certificate may be facsimile engraved or printed. Each certificate shall be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and class and date of issue, shall be entered on the stock transfer books of the corporation, as the transfer agent. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

(b)  The Board of Directors may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series of stock without certificates. Such authorization shall not affect shares already represented by certificates until such shares are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement with information required on certificates by North Carolina General Statutes 55-6-25(b) and (c), and, if applicable, North Carolina General Statutes 55-6-27, or any successor law.

SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of records thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. Transfer of shares not represented by certificates shall be made upon receipt of proper transfer instructions from the registered holder of the shares or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation and in accordance with requirements with respect to transfer of securities not represented by certificates as appear in Article 8 of the Uniform Commercial Code as in effect from time to time in North Carolina.

SECTION 3. LOST CERTIFICATES. The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. In authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board, by resolution reciting that the circumstances justify such action, may authorize the issuance of the new certificate without requiring such a bond. This function or duty on the part of the Board may be assigned by the Board to the transfer agents of the common stock of the corporation.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the corporation shall end on the Friday nearest to January 31 of each year. The fiscal year shall consist of four quarterly periods, each comprising 13 weeks, with the 13-week periods divided into three periods of four weeks, five weeks, and four weeks. Periodically, the fiscal year shall be a 53-week year, with the fourth period comprising four weeks, five weeks, and five weeks, in order to account for the 365th day of each year and the 29th day of February in a leap year.

ARTICLE IX. DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and as provided in a resolution of the Board of Directors.

ARTICLE X. SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the word “Seal”.

ARTICLE XI. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the charter or under the provisions of applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII. AMENDMENTS

Unless otherwise prescribed by law or the charter, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the    directors. Unless otherwise prescribed by law or the charter, the shareholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.